Exhibit 99.1

Plus Therapeutics Reports 2025 Results, Business Progress and 2026 Anticipated Milestones for REYOBIQ™ Clinical Program and CNSide® Commercial Rollout

HOUSTON, Texas, March 12, 2026 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (“Plus” or the “Company”), a healthcare company developing and commercializing precision diagnostics and radiopharmaceuticals for central nervous system (CNS) cancers, today announces financial results for the fourth quarter and year ended December 31, 2025 and provides an overview of recent and upcoming business highlights.

“Our team remains highly focused on achieving our 2026 targets,” said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. “Specifically, our top priority goals are CNSide commercial scale-up and REYOBIQ pivotal trial readiness; we also are looking aggressively for ways to over achieve where possible.”

Q4 2025 AND RECENT HIGHLIGHTS

Corporate

•
Completed an upsized public offering generating $15 million in gross proceeds, extending the Company’s projected cash runway and supporting CNSide commercialization and advancement of two ongoing Phase 2 clinical programs

REYOBIQ™ Development

•
Secured American Medical Association Category III CPT reimbursement code for convection-enhanced delivery with REYOBIQ, unlocking market access and growth potential of REYOBIQ therapy in recurrent glioblastoma and pediatric brain cancer
•
Incorporating constructive Type B meeting feedback from the FDA to help accelerate clinical development timelines and facilitate submission of application for the approval of REYOBIQ for patients with leptomeningeal metastases (LM)
•
Highlighted three REYOBIQ clinical data presentations at the World Federation of Neuro-Oncology Societies/Society for Neuro-Oncology (WFNOS/SNO), building upon body of real world clinical experience with REYOBIQ in both primary and metastatic CNS cancers that continue to show promising safety profile and signs of efficacy

CNSide CSF Assay Platform

•
Expanded CNSide laboratory licensing to 49 of 50 U.S. states, having recently added Pennsylvania and California; enables access to CNSide Tumor Cell Enumeration (TCE) test to approximately 95% of the U.S. population
•
Continued to expand the CNSide Diagnostics team to support national test adoption
•
Announced second of planned national coverage agreements with Humana effective October 29, 2025. Combined with UnitedHealthcare national coverage agreement, CNSide CSF laboratory test policy coverage now reaches approximately 67 million people throughout the U.S.

Full Year 2025 FINANCIAL RESULTS

•
The Company’s cash and investments balance was $13.1 million on December 31, 2025 compared to $3.6 million on December 31, 2024
•
Recognized $5.2 million in grant revenue in the year ending December 31, 2025 and $5.8 million for the year ending December 31, 2024, which in both periods represents CPRIT’s share of the costs incurred for the advancement of our REYOBIQ development for the treatment of patients with LM
•
Total operating loss for the year ending December 31, 2025 was $15.3 million versus $14.7 million for the year ending December 31, 2024, with the increase primarily attributed to expansion of the CNSide operations team

•
Net loss for the year ending December 31, 2025 was $22.4 million, or $(0.29) per basic share versus $13.0 million, or $(1.95) per basic share, for the year ending December 31, 2024. The change in the net loss for the year ended December 31 was primarily due to change in fair value of derivative instruments from the Q1 2025 financings

Anticipated MILESTONES and OUTLOOK for 2026

REYOBIQ clinical program:

•
Define optimal dose/interval for REYOBIQ in the ReSPECT-LM Phase 2 trial; anticipate reporting data in Q3 2026
•
Completing enrollment in the ReSPECT-GBM Phase 2 trial for glioblastoma and conduct an End of Phase meeting with FDA with the goal of aligning on pivotal trial design. Data expected in Q4 2026
•
Complete commercial manufacturing scale up for REYOBIQ
•
Begin enrollment in the ReSPECT-PBC pediatric brain cancer Phase 1 trial

The Company expects research and development expenditures to increase in 2026 compared to 2025, due to increased costs for the ReSPECT-LM clinical trial, manufacturing scale up for REYOBIQ commercial and approval trial drug availability, and initial patient enrollments in the ReSPECT-PBC clinical trial, together with expansion of CNSide research and development teams.

CNSide commercial roll out:

•
Expand U.S. commercial payer coverage to >150 million covered lives
•
Secure Medicare coverage pathway
•
Achieve > 1,250 annualized test orders
•
Launch additional CSF tumor characterization assays to expand the CNSide platform

The Company expects general and administrative expenditures to increase in 2026 as compared to 2025 due to expanded CNSide commercial operations team (including sales, customer service and laboratory operations), such that the goal is for CNSide Diagnostics to breakeven by 2027.

About Leptomeningeal metastases (LM)

Leptomeningeal metastases (LM) are a rare but severe complication of advanced cancer, affecting the fluid-lined structures of the central nervous system. LM occurs in approximately 5% of patients with metastatic cancer, with breast cancer, lung cancer, and melanoma being the most common sources. Median survival is typically 2-6 months, and effective treatment options are limited, highlighting the urgent need for novel therapies.

About REYOBIQ™ (rhenium Re186 obisbemeda)

REYOBIQ (rhenium Re186 obisbemeda) is a novel injectable radiotherapy specifically formulated to deliver direct targeted high dose radiation in CNS tumors in a safe, effective, and convenient manner to optimize patient outcomes. REYOBIQ has the potential to reduce off target risks and improve outcomes for CNS cancer patients, versus currently approved therapies, with a more targeted and potent radiation dose. Rhenium-186 is an ideal radioisotope for CNS therapeutic applications due to its short half-life, beta energy for destroying cancerous tissue, and gamma energy for real-time imaging. REYOBIQ is being evaluated for the treatment of recurrent glioblastoma, leptomeningeal metastases, and pediatric brain cancer in the ReSPECT-GBM, ReSPECT-LM, and ReSPECT-PBC clinical trials. ReSPECT-GBM is supported by an award from the National Cancer Institute (NCI), part of the U.S. National Institutes of Health (NIH), and ReSPECT-LM is funded by a three-year $17.6M grant by the Cancer Prevention & Research Institute of Texas (CPRIT). The Company’s ReSPECT-PBC clinical trial for pediatric brain cancer is supported by a $3 million grant from the U.S. Department of Defense’s Peer Reviewed Cancer Research Program.

About CNSide Diagnostics, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide®, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide® CSF Assay Platform enables quantitative analysis of the cerebrospinal fluid that informs and improves the management of patients with leptomeningeal metastases.

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in leptomeningeal metastases (LM) and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products.

Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as "expect," "anticipate" "intend," "believe," "estimate," "will," and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the Company’s ability to maintain the listing of its common stock on Nasdaq; the early stage of the Company’s product candidates and therapies; the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity position and capital resources and its ability to raise additional cash; the outcome of the Company’s partnering/licensing efforts; risks associated with laws or regulatory requirements applicable to the Company; market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field; ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; challenges associated with radiotherapeutic manufacturing, production and distribution capabilities necessary to support the Company’s clinical trials and any commercial level product demand; statements regarding the potential market for the CNSide CSF Assay Platform, the timing in which the CNSide CSF Assay commercialization is expanded, revenue and corporate profitability expectations including support reimbursements and payments for the CNSide CSF Assay, the development and utility of the CNSide CSF Assay and expectations as to the Company’s future performance, including the next steps in developing the Company’s product candidates and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. This list of risks, uncertainties, and other factors is not complete. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect Plus Therapeutics’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Plus Therapeutics’ annual report on Form 10-K for the fiscal year ended December 31, 2025, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Plus Therapeutics makes may turn out to be wrong and can be affected by inaccurate assumptions Plus Therapeutics might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. There may be events in the future that the Company is unable to predict, or over which it has no control, and its business, financial condition, results of operations and prospects may change in the future. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

CORE IR
investor@plustherapeutics.com

PLUS THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,256	$76
Restricted cash and cash equivalents	4,502	—
Investments	4,356	3,530
Grant receivable	322	571
Other current assets	1,734	1,082
Total current assets	15,170	5,259

Property and equipment, net	257	448
Operating lease right-of-use assets	70	73
Goodwill	372	372
Intangible assets, net	333	469
Other assets	123	12
Total assets	$16,325	$6,633
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$5,920	$11,288
Investor liability pursuant to Letter Agreement	4,502	—
Operating lease liability	56	44
Deferred grant liability	927	927
Other liabilities	159	—
Line of credit	750	3,292
Total current liabilities	12,314	15,551

Noncurrent operating lease liability	15	31
Total liabilities	12,329	15,582

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 138,934,281 shares issued and 138,675,856 outstanding as of December 31, 2025, 100,000,000 shares authorized; 6,154,758 shares issued and 5,896,333 outstanding as of December 31, 2024, respectively	139	6
Treasury stock (at cost), 258,425 shares as of December 31, 2025 and 2024, respectively	(500)	(500)
Additional paid-in capital	520,222	485,024
Accumulated deficit	(515,865)	(493,479)
Total stockholders’ equity (deficit)	3,996	(8,949)
Total liabilities and stockholders’ equity	$16,325	$6,633

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the Years Ended December 31,
	2025	2024
Grant revenue	$5,213	$5,824

Operating expenses:
Research and development	8,379	10,580
General and administrative	12,132	9,939
Total operating expenses	20,511	20,519
Operating loss	(15,298)	(14,695)

Other income (expense):
Financing expense	(3,061)	(3,545)
Change in fair value of derivative instruments	(2,631)	5,654
Warrant issuance costs	(964)	(486)
Interest income	116	273
Interest expense	(548)	(179)
Total other income (expense)	(7,088)	1,717
Net loss	$(22,386)	$(12,978)

Per share information:
Net loss per share of common stock - basic	$(0.29)	$(1.95)
Weighted average number of shares of common stock outstanding - basic	77,804,612	6,640,251

Net loss per share of common stock - diluted	$(0.29)	$(2.34)
Weighted average number of shares of common stock outstanding - diluted	77,804,612	7,700,774

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(22,386)	$(12,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	445	872
Accretion of discount on short-term investments	(9)	(111)
Noncash financing expenses	3,061	3,545
Change in fair value of derivative instruments	2,631	(5,654)
Stock compensation expense	1,540	550
Gain on sale of assets	(16)	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	249	(571)
Other assets	(763)	218
Accounts payable and accrued expenses	(5,620)	4,702
Other liabilities	159	—
Change in operating lease liabilities	(66)	(130)
Deferred grant liability	—	(997)
Net cash used in operating activities	(20,775)	(10,554)

Cash flows from investing activities:
Purchases of property and equipment	(67)	(146)
Proceeds from sale of property and equipment	30	—
Purchases of intangible assets	—	(545)
Purchases of short-term investments	(9,353)	(15,590)
Proceeds from redemption of short-term investments	3,768	—
Proceeds from sales of short-term investments	4,768	12,170
Net cash used in investing activities	(854)	(4,111)

Cash flows from financing activities:
Principal payments of term loan obligation	—	(3,996)
Proceeds from credit facility	750	3,292
Repayment of credit facility	(3,292)	—
Payment of financing costs	(2,250)	—
Proceeds from issuance of notes payable and warrants	3,738	—
Repayment of notes payable	(3,703)	—
Proceeds from sale of common stock, pre-funded warrants, and warrants	15,926	7,265
Proceeds from sale of common stock under Lincoln Park Purchase Agreement	22,615	—
Payment to investors pursuant to Letter Agreement	(3,242)	—
Offering costs for sale of common stock	(231)	—
Purchase of treasury stock	—	(374)
Net cash provided by financing activities	30,311	6,187
Net increase (decrease) in cash and cash equivalents	8,682	(8,478)
Cash, cash equivalents, and restricted cash at beginning of period	76	8,554
Cash, cash equivalents, and restricted cash at end of period	$8,758	$76

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$—	$32
Supplemental schedule of non-cash investing and financing activities:
Unpaid offering cost	$252	$—
Unpaid liability to investors pursuant to Letter Agreement	$4,502	$—
Exchange of warrants for notes payable	$3,694	$—
Redemption of notes by issuance of common stock, pre-funded warrants and warrants	$3,512	$—
Right-of-use assets acquired by assuming operating lease liabilities	$62	$—